                                                                    EXHIBIT 3.29


ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
(Section 415-61, Hawaii Revised Statutes)

        The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment certify as follows:

1.      The present name of the corporation is: BHP Petroleum Americas Refining
        Inc.

2.      The name of the corporation is changed to: Tesoro Hawaii Corporation

3.      Total number of shares outstanding is: 500

4. If adoption of the amendment to change the corporate name was at a meeting, complete the following:

        The meeting of the shareholders was held on                            .
                                                    ---------------------------

    Class/Series   Number Voting for Amendment   Number Voting Against Amendment

     ----------             ----------                      ----------

5. If adoption of the amendment to change the corporate name was by unanimous written consent of the shareholders, complete the following:

        By written consent dated May 29, 1998, the shareholders unanimously adopted the amendment to change the corporate name.


We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 29th day of May, 1998.

             James C. Reed, Jr.                  Charles L. Magee
             Executive Vice President            Vice President, General Counsel
                                                 and Assistant Secretary


       /s/ James C. Reed, Jr.                          /s/ Charles L. Magee
----------------------------------                ------------------------------

ARTICLES OF AMENDMENT TO CHANGE CORPORATE NAME
(Section 415-61, Hawaii Revised Statutes)

        The undersigned, duly authorized officers of the corporation submitting these Articles of Amendment certify as follows:

1. The present name of the corporation is: Hawaiian Independent Refinery, Inc.

2.      The name of the corporation is changed to: BHP Petroleum Americas
        Refining Inc.

3.      Total number of shares outstanding is: 500 common shares

4. If adoption of the amendment to change the corporate name was at a meeting, complete the following:

        The meeting of the shareholders was held on             N/A            .
                                                    ---------------------------

    Class/Series   Number Voting for Amendment   Number Voting Against Amendment

     ----------             ----------                      ----------

5. If adoption of the amendment to change the corporate name was by unanimous written consent of the shareholders, complete the following:

        By written consent dated January 4, 1993, the shareholders unanimously adopted the amendment to change the corporate name.


We certify under the penalties of Section 415-136, Hawaii Revised Statutes, that we have read the above statements, and that the same are true and correct.

Witness our hands this 8 day of February, 1993.

             Thomas E. Pyle                        Terry N. Yoshinaga
             Vice President-Finance                Secretary
             and Treasurer


      /s/  Thomas E. Pyle                               /s/ Terry Yoshinaga
---------------------------------                  -----------------------------

IN THE DEPARTMENT OF REGULATORY AGENCIES

STATE OF HAWAII


IN THE MATTER OF THE INCORPORATION          )
                                            )
                                            )
                                            )
HAWAIIAN INDEPENDENT REFINERY, INC.         )As Amended To
                                             July 11, 1979


                           ARTICLES OF INCORPORATION

                The undersigned parties intending to organize a corporation under the laws of the State of Hawaii relating to corporations and to obtain the rights and benefits conferred by law upon corporations, hereby adopt these Articles of Incorporation, the terms whereof it is agreed shall be equally binding upon them and upon all others who from time to time become members of the corporation and hold stock therein.

                                   ARTICLE I

The name of the corporation is:

HAWAIIAN INDEPENDENT REFINERY, INC.

                                   ARTICLE II

        The principal office and place of business of the corporation shall be at 1060 Bishop Street, Honolulu, Hawaii 96813.

                                  ARTICLE III

        The purposes for which this corporation is organized are the following:

        (a) To acquire rights to establish and operate or cause to be established or operated a crude oil refinery to be located in the Pacific area in or outside of a foreign-trade zone; to construct, finance and operate or cause to be constructed, financed and operated a crude oil refinery, pipelines, terminal storage facilities, tank farms, peripheral equipment and installations of all types; to arrange for crude oil supplies and for the sale of refinery products directly or through distributors or both; and to obtain Federal and State permits, licenses and quotas and to perform all acts and services necessary for these objectives;

        (b) To produce, manufacture, refine, buy, sell, exchange, deal, store and transport, natural resources and energy therefrom including crude oil and natural gas and all their products, solar energy, electrical energy and all other forms of energy and all materials used in such business and transact all other business collateral thereto;

        (c) To buy or otherwise acquire, own, use, improve, develop, subdivide, mortgage, lease or take on lease, sell, convey and in any and every other manner deal in and with or dispose of real estate, buildings, other improvements, easements and appurtenances to real estate, and personal property and minerals, of every kind or any estate or interest therein of any tenure or description, to the fullest extent permitted by law;

        (d) To carry on and conduct a general contracting, engineering and subcontracting business including the designing, planning, constructing of buildings and other structures, public improvements, roadways and highways; to engage in building, fabrication and construction work of all kinds, and to manufacture and furnish the building materials and supplies connected therewith;

        (e) To buy, acquire, deal in and sell securities of every kind whatsoever, including its-own capital stock and the stocks of other corporations, and to buy, sell, distribute, deal in, produce, manufacture, process and prepare any and all kinds of goods, products, commodities, wares and merchandise;

        (f) To promote, cause to be organized, finance and aid by loan, subsidy, guaranty or otherwise, any corporation, association, partnership, syndicate, entity, person, or governmental, municipal or public authority, domestic or foreign located in or organized under the laws of any authority in any part of the world, any security of which is held directly or indirectly by or for the corporation, or in the business, financing or welfare of which the corporation shall have any interest; and in connection therewith to guarantee or become surety for the performance of any undertaking or obligation of any of the foregoing, and to guarantee by endorsement or otherwise the payment of the principal or interest or dividends on, any security, and generally to do any act or things designed to protect, preserve, improve or enhance the value of any such security;

        (g) To guarantee the performance, or to undertake and agree to perform any covenant, condition, undertaking or agreement contained in any mortgage, deed, deed of trust, lease, guaranty, or other obligation to which it may or may not be a party; to guarantee any dividends or bonds, or contracts, or other obligations, and to act as surety on any bond;

        (h) To undertake and carry on any business, investment, transaction, venture or enterprise which may be lawfully undertaken or carried on by a corporation and any business whatsoever which may seem to the corporation convenient or suitable to be undertaken whereby directly or indirectly to promote any of its general purposes or interests or render more valuable or profitable any of its property, rights, interests, or enter-prises; to acquire by purchase, lease or otherwise the property, rights, franchises, assets, business and goodwill of any person, firm association, partnership or corporation engaged in or authorized to conduct any business or undertaking which may be carried on by this corporation or possessed of any property suitable or useful for any of its own purposes, and carry on the same, and undertake all or any part of the obligations and liabilities in connection therewith, on such terms and conditions and for such consideration as may be agreed upon, and to pay for the same either all or partly in cash, stocks, bonds, debentures, or other forms of assets and securities, either of this corporation or otherwise; and to effect any such acquisition or carry on any business authorized by these Articles of Incorporation, either by directly engaging therein or indirectly by acquiring the shares, stocks, or other securities of such other business or entity, and holding and voting the same and otherwise exercising and enjoying the rights and advantages incident thereto.

        2. And in furtherance of said purposes, the corporation shall also have the following powers:

        (a) To have succession by its corporate name in perpetuity; to sue and be sued in any court; to make and use a common seal and to alter the same at its pleasure; to hold, purchase and convey such property as the purposes of the corporation shall require, without limit as to amount, and to mortgage the same to secure any debt of the corporation; to appoint such subordinate officers or agents as the business of the corporation shall require; to make and adopt, from time to time amend or repeal bylaws not inconsistent with any existing law for the management of its properties, the election and removal of its officers and regulation of its affairs and the transfer of its stock and for all other purposes permitted by law;

        (b) To borrow money or otherwise incur indebtedness with or without security and to secure any indebtedness by deed of trust, mortgage, pledge, hypothecation or other liens upon all or any part of the real or personal property of the corporation and to execute bonds, promissory notes, bills of exchange, debentures or other obligations or evidence of indebtedness of all kinds, whether secured or unsecured, and to owe debts in an amount which may at any time be in excess of its capital stock;

        (c) To purchase on commission or otherwise subscribe for, bold, own, sell on commission or otherwise, acquire or dispose of and generally to deal in stocks, scrips, bonds, notes, debentures, commercial papers, obligations and securities, including, so far as, permitted by law, its own issued share of capital stock or other securities, and also any other securities, or evidences of indebtedness whatsoever, or any interest therein, and while the owner of the same to exercise all the rights, powers and privileges of ownership;

        (d) To draw, make, accept, endorse, assign, discount, execute and issue all such bills of exchange, bills of lading, promissory notes, warrants and other instruments to be assignable, negotiable or transferable by delivery or to order, or otherwise, as the business of the corporation shall require;

        (e) To enter into partnership contracts (as a general partner or as a limited partner) with any other person or persons (natural or corporate), to enter into agreements of joint venture with any such natural or corporate person or persons, and to enter into and perform contracts, undertakings and obligations of every kind and character to the same extent as if this corporation were a natural person;

        (f) To promote, assist, subscribe or contribute to any association, organization, society, company, institution or object, charitable or otherwise, calculated to benefit the corpo-ration or any persons in its employ or having dealings with the corporation or deemed to before the common public welfare;

        (g) To become a party to and effect a merger or consolidation with another corporation or other corporations and to enter into agreements and relationships not in contravention of law with any persons, firms or corporations and to enter into agreements and relationships not in contravention of law with any persons, firms or corporations;

        (h) To do all or any of the above things in any part of the world, directly or indirectly, and as principal, agent, factor, contractor or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

        3. The enumeration therein of the objects and purposes of this corporation shall be constructed as powers as well as objects and purposes and shall be liberally construed both as to purposes and powers and shall not be deemed to exclude by inference any powers, objects or purposes which this corporation is empowered to exercise, whether expressly by force of the laws of the State of Hawaii now or hereafter in effect, or impliedly by the reasonable construction of said laws.

                                   ARTICLE IV

        1. The authorized capital stock of the corporation shall be five hundred
(500) shares of common stock of no par value. The corporation shall have the privilege of subsequent extension of its capital from time to time in the manner provided by law by the issuance of either common stock or preferred stock or both to an amount not exceeding one million shares (1,000,000).

        2. The Board of Directors is empowered to authorize and issue additional shares of stock and to determine the con-sideration and the terms and conditions upon which such shares with or without par value, 'may be issued, and what portion, if any, is paid-in surplus, subject to the applicable provisions of these Articles and of law.

        3. The corporation shall have power from time to time to create additional classes of stock with such preferences, voting powers, restrictions and qualifications thereof as shall be fixed in the resolution authorizing the issuance thereof in accordance with law. The Board of Directors is authorized to determine the terms and conditions upon which and the persons to whom authorized and unissued shares may be issued and sold.

        4. No holder of the shares of stock of any class shall have any preemptive or preferential right of subscription for or to purchase any shares of any class of stock or other securities of the corporation whether now or hereafter authorized, other than such right or rights, if any, as the Board of Directors, in its discretion, from time to time may determine.

                                   ARTICLE V

        1. The officers of the corporation shall be a president and chief executive officer, one or more vice presidents, a secretary and a treasurer, who shall be appointed by the Board of Directors as prescribed by the bylaws. There may also be a chairman of the board, a controller, a general counsel and such other officers and assistant officers as may be deemed desirable. The officers need not be stockholders, except as may otherwise be provided in the bylaws of the corporation. The same person may hold at the same time two or more offices and also be a director.

        2. The Board of Directors shall be of not less than three members, who need not be stockholders, except as may otherwise be provided by the bylaws. The directors shall be elected or appointed and any vacancies at any time occurring in the Board of Directors shall be filled by the stockholders or the Board of Directors or any thereof in such manner and for such terms as the bylaws may prescribe.

3.      The first officers and directors of HAWAIIAN INDEPENDENT REFINERY, INC.
are:


JAMES F. GARY                 President and Chief Executive Officer and Director
1060 Bishop Street
Honolulu, Hawaii

JEROME A. REHBERG             Executive Vice President
1060 Bishop Street
Honolulu, Hawaii

ALAN S. HOLZMAN               Senior Vice President - Finance
1060 Bishop Street
Honolulu, Hawaii

WILLIAM F. MURDY              Senior Vice President - Operations
1060 Bishop Street
Honolulu, Hawaii

LEWIS N. LEVY                 Vice President - Refinery Operations
1060 Bishop Street
Honolulu, Hawaii

LOWELL E. MEE                 Vice President and Treasurer
1060 Bishop Street
Honolulu, Hawaii

MARIO A. ROBERTI              Vice President and General Counsel
1060 bishop Street
Honolulu, Hawaii

MICHAEL L. LEVINE             Controller
1060 Bishop Street
Honolulu, Hawaii

DAVID C. VAUGHAN              Secretary
1060 Bishop Street
Honolulu, Hawaii

WALTER CHUCK                  Director
Chuck & Pai
1022 Bethel St., Suite 202
Honolulu, Hawaii 96813

HENRY B. CLARK, JR.           Director
Castle & Cooke, Inc.
P.O. Box 2990
Honolulu, Hawaii 96802

GILBERT E. COX                Director
Alexander & Baldwin, Inc.
P.O. Box 3440
Honolulu, Hawaii 96801

HARRY E. HOWELL                         Director
DeWitt, Pepper & Howell
1010 Vermont Ave., Suite 917
Washington, D.C. 20005

SHERIDAN C. F. ING                      Director
Sheridan Ing Corporation
130 Merchant St., Suite 1908
Honolulu, Hawaii 96813

MAX R. LENTS                            Director
Miller & Lents, Ltd.
2318 Bank of the Southwest Bldg.
Houston, Texas 77002

FRED B. SMALES
Cyprus Hawaiian Cement Corp.            Director
700 Bishop St., Suite 610
Honolulu, Hawaii 96813

CHARLES M. STOCKHOLM                    Director
100 Alamos Road
Portola Valley, California  94025

JAMES C. STOPFORD                       Director
4999 Kahala Avenue, #425
Honolulu, Hawaii 96815

4. All the powers and authority of the corporation shall be vested in and may be exercised by the Board of Directors except as otherwise provided by law, these Articles of Incorporation or the bylaws of the corporation; and in furtherance and not in limitation of said general powers, the Board of Directors shall have powers to acquire and dispose of property; fix the salaries or compensation of any or all of its officers, agents and employees and in its discretion require the security of any of them for the faithful performance of any of their duties; declare dividends in accordance with law when it shall deem it expedient; make rules and regulations not inconsistent with law or these Articles of Incorporation or the bylaws for the transaction of business; incur indebtedness as may be deemed necessary, which indebtedness may exceed the amount of the corporation's capital stock; create such committees (including an executive committee) and designate as members of such committees such persons as it shall determine, and confer upon such committees such powers and authority as may by resolution be set forth for the purpose of carrying on or exercising any of the powers of the corporation, create and set aside reserve funds for any purpose, and invest any funds of the corporation in such securities or other property as to it may seem proper; remove or suspend any officer; and, generally, to do any and every lawful act necessary or proper to carry into effect the powers, purposes and objects of the corporation.

                                   ARTICLE VI

Service of process against the corporation may be made upon any of the officers of the corporation.

                                  ARTICLE VII

All of the property of the corporation shall be liable for its debts, but no holder of or subscriber for shares of the capital stock of the corporation shall be individually liable beyond the amount, if any, which may be due upon the shares of capital stock held or subscribed for by him.

                                  ARTICLE VIII

No contract or other transaction between the corporation and any other person, firm or corporation, and no act of the corporation, shall in any way be affected or invalidated by the fact that any of the directors or the corporation are parties to such contract or transaction or act, or are pecuniarily or otherwise interested in the same, or are directors or officers or members of any such other firm or corporation, provided that the interest of such directors shall be disclosed or shall be been known to the Board of Directors authorizing or approving the same, or to a majority thereof. Any director of the corporation who is pecuniarily or otherwise interested in, or is a director or officer or member of such other firm or corporation, may be counted in determining a quorum of any meeting of the Board of Directors which shall authorize or approve any such contract, transaction or act; and may vote thereon with like force and effect as if he were in no way interested therein, provided his interest has been disclosed or is known as hereinbefore set forth. No director or officer of the corporation being so interested in any such contract, transaction or act of the corporation which shall be approved by the Board of Directors, shall be liable or accountable to the corporation or to any stockholder thereof for any loss incurred by the corporation pursuant to or by reason of such contact, transaction or act, or for any gain received by any other such party pursuant thereto or by reason thereof. IN WITNESS WHEREOF, the parties to these Articles of Incorporation have hereunto set their hands this 1st day of May, 1979.

                                                   /s/ James F. Gary
                                                   -----------------------------
                                                   JAMES F. GARY

                                                   /s/ Lowell E. Mee
                                                   -----------------------------
                                                   LOWELL E. MEE

                                                   /s/ David C. Vaughan
                                                   -----------------------------
                                                   DAVID C. VAUGHAN


STATE OF HAWAII                              )
                                             )     SS:
CITY AND COUNTY OF HONOLULU                  )

On this 1st day of May, 1979, personally appeared before me JAMES F. GARY, LOWELL E. MEE and DAVID C. VAUGHAN, to me known to be the persons described in and who executed the foregoing instrument and who severally acknowledged that they executed the same as their free act and deed.

                                            /s/ Brenda J. Figueroa
                                            ------------------------------------
                                            Notary Public, First Judicial
                                            Circuit, State of Hawaii

                                            My commission expires: 12-1-79



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